                                                                     EXHIBIT 4.4



                   CERTIFICATE OF DESIGNATIONS, PREFERENCES
            AND RIGHTS OF THE SERIES E CONVERTIBLE PREFERRED STOCK
                                      OF
                          MICROSTRATEGY INCORPORATED

     MicroStrategy Incorporated (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, par value $0.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Six Hundred Thirty (630) shares of Series E Convertible Preferred Stock of the Company, as follows:

          RESOLVED, that the Company is authorized to issue 630 shares of Series E Convertible Preferred Stock (the "Preferred Shares"), par value $0.001 per share, which shall have the following powers, designations, preferences and other special rights:

     (1)  Dividends.  The holders of the Preferred Shares shall be entitled to
          ---------
receive dividends ("Dividends") at the Dividend Rate (as defined below) then in effect, which shall be cumulative, accrue daily from the Issuance Date (as defined below) and be due and payable with respect to a Preferred Share on each Dividend Date (as defined below) after the Issuance Date. If a Dividend Date is not a Business Day, then the Dividend shall be due and payable on the Business Day immediately following such Dividend Date. Dividends shall be payable in cash. Notwithstanding the foregoing, if on, or during the five (5) Business Days prior to, a Dividend Date the Company is in default (or an event of default has occurred and is continuing) under the Loan and Security Agreement (a "Loan Default") and the Company or the lender under the Loan and Security Agreement delivers written notice of such Loan Default to each holder of Preferred Shares on, or on any date during the five (5) Business Days prior to, such Dividend Date (a "Dividend Accrual Notice"), then Dividends due on such Dividend Date ("Default Dividends"), in lieu of being paid on each Dividend Date, shall be payable by inclusion of the Dividend in the Additional Amount as set forth in
Section 2(a)(i). The Company shall be bound by the effect of the delivery of a Dividend Accrual Notice by the lender under the Loan and Security Agreement pursuant to the immediately preceding sentence, as if it were the Company
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which had delivered such Dividend Accrual Notice. Any accrued and unpaid
Dividends which are not paid within five (5) Business Days of such accrued and unpaid Dividends' Dividend Date shall bear interest at the rate of 18.0% per annum from such Dividend Date until the same is paid in full (whether in cash or pursuant to a conversion or redemption under this Certificate of Designations of a Conversion Amount which includes such accrued and unpaid dividends and such interest thereon) (the "Default Interest").

     (2)  Conversion of Preferred Shares.  Preferred Shares shall be convertible
          ------------------------------
into shares of the Company's Class A Common Stock, par value $0.001 per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.

          (a)  Certain Defined Terms.  For purposes of this Certificate of
               ---------------------
Designations, the following terms shall have the following meanings:

               (i) "Additional Amount" means, on a per Preferred Share basis, the sum of (A) unpaid Default Interest through the date of determination, (B) the aggregate Default Dividends, plus (C) the result of the following formula:
(Dividend Rate)(N/365)($10,000).

               (ii) "Amended and Restated Redemption and Exchange Agreement" means, with respect to any Preferred Share, that certain amended and restated redemption and exchange agreement between the Company and the initial holder of such Preferred Share, as such agreement may be amended from time to time as provided in such agreement.

               (iii) "Amended and Restated Registration Rights Agreement" means, with respect to any Preferred Share, that certain amended and restated registration rights agreement between the Company and the initial holder of such Preferred Share relating to the filing of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of, or as payment of Dividends on, such Preferred Share, as such agreement may be amended from time to time as provided in such agreement.

               (iv) "Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

               (v) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

               (vi) "Calendar Quarter" means, each of the period beginning on and including January 1 and ending on and including March 31, the period beginning on and including April 1 and ending on and including June 30, the period beginning on and including July 1 and ending on and including September 30, and the period beginning on and including October 1 and ending on and including December 31.

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               (vii)  "Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing trade price, then the last trade price at 4:00 p.m., Eastern Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the highest bid price and the lowest ask price of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of Preferred Shares. If the Company and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below. All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

               (viii) "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(f)(i)(A) and 2(f)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares or the Series D Preferred Shares.

               (ix) "Conversion Amount" means the sum of (1) the Additional Amount, and (2) $10,000.

               (x) "Conversion Price" means the average of the Weighted Average Prices of the Common Stock on each of the 10 consecutive trading days immediately preceding the date which is 180 days after the Issuance Date, subject to adjustment as provided herein.

               (xi) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

               (xii)  "Dividend Date" means the first day of each Calendar
Quarter.

               (xiii) "Dividend Rate" means (A) during the period beginning on and including the first day after the Issuance Date and ending on and including the date which is 90 days after the Issuance Date, 12.5% per annum, (B) during the period beginning on and including the date which is 91 days after the Issuance Date and ending on and including the date which is 180 days after the Issuance Date, 15.0% per annum and (C) at any time after the date which is 181 days after the Issuance Date, 17.5% per annum.

               (xiv) "Issuance Date" means, with respect to each Preferred Share, the first date on which any Preferred Shares are issued by the Company.

               (xv) "Loan and Security Agreement" means that certain Loan and Security Agreement by and among Foothill Capital Corporation, the Company and MicroStrategy Services Corporation, dated as of February 9, 2001.

               (xvi) "Mandatory Redemption Date" means, with respect to a Preferred Share, the date which is three (3) years after the Issuance Date.

               (xvii) "Market Price" means, with respect to any security for any date of determination, that price which is equal to the arithmetic average of the Weighted Average Prices of such security on each trading day during the 10 consecutive trading days immediately preceding such date of determination. All such determinations to be appropriately adjusted for any stock dividend, stock split stock combination or other similar transaction.

               (xviii) "Maturity Date" means the Mandatory Redemption Date, unless extended pursuant to Section 2(d)(vii).

               (xix) "N" means the number of days from, but excluding, the last Dividend Date with respect to which dividends, along with any Default Interest, have been paid by the Company on the applicable Preferred Share, or the Issuance Date if no Dividend Date has occurred, through and including the Conversion Date, the Maturity Date or other date of determination for such Preferred Share, as the case may be, for which such determination is being made; provided, however, that "N" shall not include those days during a Calendar Quarter with respect to which the Company delivered a Dividend Default Notice relating to the Default Dividends which accrued during such Calendar Quarter and which Default Dividends are included in clause (B) of the definition of "Additional Amount."

               (xx) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

               (xxi) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

               (xxii) "Principal Market" means the Nasdaq National Market, or if the Common Stock is not traded on the Nasdaq National Market, then the principal securities exchange or trading market for the Common Stock.

               (xxiii) "Redemption Percentage" means (A) during the period beginning on and including the first day after the Issuance Date and ending on and including the date which is 135 days after the Issuance Date, 105%, (B) during the period beginning on and including the date which is 136 days after the Issuance Date and ending on and including the date which is 180

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days after the Issuance Date, 110% and (C) after the date which is 180 days after the Issuance Date, 120%.

               (xxiv) "Series A Preferred Shares" means the shares of the Company's Series A Convertible Preferred Stock issued prior to the Issuance Date pursuant to the Company's Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on June 19, 2000.

               (xxv) "Series B Preferred Shares" means the shares of the Company's Series B Convertible Preferred Stock issued pursuant to an Amended and Restated Redemption and Exchange Agreement in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on or prior to the Issuance Date.

               (xxvi) "Series C Preferred Shares" means the shares of the Company's Series C Convertible Preferred Stock issued pursuant to an Amended and Restated Redemption and Exchange Agreement in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on or prior to the Issuance Date.

               (xxvii) "Series D Preferred Shares" means the shares of the Company's Series D Convertible Preferred Stock issued pursuant to an Amended and Restated Redemption and Exchange Agreement in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on or prior to the Issuance Date.

               (xxviii) "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York City Time, and ending at 4:00 p.m., New York City Time, as reported by Bloomberg through its "Volume at Price" functions or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time, and ending at 4:00 p.m., New York City Time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Preferred Shares. If the Company and the holders of the Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below with the term "Weighted Average Price" being substituted for the term "Closing Sale Price." All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

          (b)  Holder's Conversion Right; Mandatory Redemption. During the
               -----------------------------------------------
period beginning on the Issuance Date and ending on and including the date which is 180 days after the Issuance Date, no holder of Preferred Shares shall have any right to convert such Preferred Shares pursuant to this Certificate of Designations. Subject to the provisions of Section 5, at any time or times on or after the date which is 181 days after the Issuance Date, any holder of Preferred Shares shall be entitled to convert any whole or fractional number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d) at the Conversion Rate (as defined below). If any Preferred Shares remain outstanding on the Mandatory Redemption Date, then, pursuant and subject to Section 2(d)(vii), all such Preferred Shares shall be redeemed by the Company in accordance with Section 2(d)(vii). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

          (c)  Conversion. The number of shares of Common Stock issuable upon
               ----------
conversion of each Preferred Share pursuant to Section 2(b) shall be determined according to the following formula (the "Conversion Rate"):

                               Conversion Amount
                               -----------------
                               Conversion Price

          (d)  Mechanics of Conversion. The conversion of Preferred Shares shall
               -----------------------
be conducted in the following manner:

               (i)  Holder's Delivery Requirements. To convert Preferred Shares
                    ------------------------------
into shares of Common Stock on any date (the "Conversion Date") after the date which is 180 days after the Issuance Date, the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Eastern Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and
                        ---------
the Company's designated transfer agent (the "Transfer Agent") and (B) if required by Section 2(d)(viii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates").

               (ii) Company's Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall (I) as soon as practicable, but in no event later than within one (1) Business Day, send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the second (2nd) Business Day following the date of receipt by the Company of such Conversion Notice (the "Share Delivery Date"),
(A) issue and deliver to the address as
specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (B) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 2(d)(viii), is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) (the "Preferred Stock Delivery Date") and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

               (iii) Dispute Resolution. In the case of a dispute as to the
                     ------------------
determination of the Closing Sale Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of such holder's Conversion Notice or other date of determination. If such holder and the Company are unable to agree upon the determination of the Closing Sale Price or arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent error.

               (iv)  Record Holder. The person or persons entitled to receive
                     -------------
the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

               (v)   Company's Failure to Timely Convert.
                     -----------------------------------

                     (A) Cash Damages. If (I) within five (5) Business Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to a holder or credit such holder's balance account with DTC for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of Preferred Shares or (II) within five (5) Business Days of the Company's receipt of a Preferred Stock Certificate the Company shall fail to issue and deliver a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled pursuant to Section 2(d)(ii), then in addition to all other available remedies which such holder may pursue hereunder and under the Amended and Restated Redemption and Exchange Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such holder for each day after the Share Delivery Date such conversion is not timely effected and/or each day after the Preferred Stock Delivery Date such Preferred Stock Certificate is not delivered in an amount equal to 0.5% of the product of (I) the sum of the number of shares of Common Stock not issued to the holder on or prior to the Share Delivery Date and to which such holder is entitled as set forth in the applicable Conversion Notice and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on or prior to the Preferred Stock Delivery Date, the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate as of the Preferred Stock Delivery Date and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock, or the Preferred Stock Delivery Date, in the case of failure to deliver a Preferred Stock Certificate. If the Company fails to pay the additional damages set forth in this Section 2(d)(v) within five Business Days of the date incurred, then the holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the holder in the Conversion Notice.

                    (B)  Void Conversion Notice; Adjustment of Conversion Price.
                         ------------------------------------------------------
If for any reason a holder has not received all of the shares of Common Stock prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares, then the holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such holder's Conversion Notice; provided that the voiding of a holder's Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise. Thereafter, the Conversion Price of any Preferred Shares returned or retained by the holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price as in effect on the date on which the holder voided the Conversion Notice and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date and ending on the date such holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations.

                    (C)  Conversion Failure. If for any reason a holder has not
                         ------------------
received all of the shares of Common Stock prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares (a "Conversion Failure"), then the holder, upon written notice to the Company, may require that the Company redeem all Preferred Shares held by such holder, including the Preferred Shares previously submitted for conversion and with respect to which the Company has not delivered shares of Common Stock, in accordance with Section 3.

               (vi)  Pro Rata Conversion. Subject to Section 15, in the event
                     -------------------
the Company receives a Conversion Notice from more than one holder of Preferred Shares for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each holder of Preferred Shares electing to have Preferred Shares converted at such time a pro rata amount of such holder's Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such holder relative to the number of Preferred Shares submitted for conversion on such date.

               (vii) Mandatory Redemption at Maturity. If any Preferred Share
                     --------------------------------
remains outstanding on the Mandatory Redemption Date the Company shall redeem such Preferred Share on the Mandatory Redemption Date for an amount in cash per Preferred Share (the "Maturity Date Redemption Price") equal to the Conversion Amount (a "Maturity Date Mandatory Redemption"). On the Mandatory Redemption Date, the Company shall pay to each holder of Preferred Shares, by wire transfer of immediately available funds, the Maturity Date Redemption Price. If the Company fails to redeem any Preferred Share which is outstanding on the Mandatory Redemption Date by payment of the Maturity Date Redemption Price, then in addition to any remedy such holder may have under this Certificate of Designations, the Amended and Restated Redemption and Exchange Agreement and the Amended and Restated Registration Rights Agreement, (X) the applicable Maturity Date Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of 1.5% per month, prorated for partial months, until paid in full, and (Y) any holder of such Preferred Shares shall have the option to require the Company to convert any or all of such holder's Preferred Shares for which the Maturity Date Redemption Price (together with any interest thereon ) has not been paid into (on a per Preferred Share basis) shares of Common Stock equal to the number which results from dividing the applicable Maturity Date Redemption Price (together with any interest thereon) by the lesser of the Conversion Price and the Market Price of the Common Stock then in effect. Promptly following the Maturity Date, all holders of Preferred Shares shall surrender all Preferred Stock Certificates representing such Preferred Shares, duly endorsed for cancellation, to the Company or the Transfer Agent. If the Company has failed to pay the Maturity Date Redemption Price in a timely manner as described above, then the Maturity Date shall be extended for any Preferred Shares for as long as (A) a Triggering Event shall have occurred and be continuing, or (B) an event shall have occurred and be continuing which with the passage of time and the failure to cure would result in a Triggering Event. Notwithstanding anything to the contrary in this Section 2(d)(vii), any holder of Preferred Shares may convert such Preferred Shares, but subject to Section 5 and Section 15, into shares of Common Stock pursuant to Section 2(b) on or prior to the date immediately preceding the Maturity Date.

               (viii) Book-Entry. Notwithstanding anything to the contrary set
                      ----------
forth herein, upon conversion or redemption of Preferred Shares in accordance with the terms hereof, the holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless the full number of Preferred Shares represented by the certificate are being converted or redeemed. The holder and the Company shall maintain records showing the number of Preferred Shares so converted or redeemed and the dates of such conversions or redemptions or shall use such other method, reasonably satisfactory to the holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion or redemption. In the event of any dispute or discrepancy, such records of the Company establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted or redeemed as aforesaid, the holder may not transfer the certificate representing the Preferred Shares unless the holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder a new certificate of like tenor, registered as the holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. The holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or redemption of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

          ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(d)(viii) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(viii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

          (e)  Taxes. The Company shall pay any and all documentary, stamp,
               -----
transfer and other similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Preferred Shares.

          (f)  Adjustments to Conversion Price. The Conversion Price will be
               -------------------------------
subject to adjustment from time to time as provided in this Section 2(f).

               (i)    Adjustment of Conversion Price upon Issuance of Common
                      ------------------------------------------------------
Stock. If and whenever on or after the Issuance Date, the Company issues or
-----
sells, or in accordance with this Section 2(f) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the

Company, but excluding shares of Common Stock: (i) deemed to have been issued by the Company in connection with an Approved Stock Plan; (ii) issued or deemed issued in connection with the settlement or other resolution of the class action lawsuit filed in the United States District Court for the Eastern District of Virginia, captioned In re MicroStrategy Inc. Securities Litigation, Civ. No. 00-
                    ----------------------------------------------
473-A, which was pending as of the Issuance Date; (iii) upon conversion of the Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares or the Series D Preferred Shares; (iv) as consideration for mergers or consolidations or the acquisition of businesses or their assets, provided that such issuance or deemed issuance will not exceed 4,000,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends, stock combination or other similar transactions) per calendar year beginning with the calendar year which began on January 1, 2000, provided that the Company shall be permitted to carry forward any such shares not used pursuant to this subclause (iv) during the prior calendar year (including the calendar year which began on January 1, 2000) in subsequent calendar years; (v) issued upon conversion of shares of the Company's Class B common stock, provided such shares of Class B common stock were issued and outstanding on the date immediately preceding June 19, 2000; (vi) issued upon exercise of warrants to purchase shares of Common Stock which were outstanding on the date immediately preceding April 3, 2001, provided that such issuance of shares of Common Stock upon exercise of such warrants is made pursuant to the terms of such warrants in effect on the date immediately preceding April 3, 2001 and such warrants are not amended after the date immediately preceding April 3, 2001; (vii) the issuance of Common Stock or warrants to purchase Common Stock at a purchase price or an exercise price, as the case may be, that is not less than the market price of the Common Stock on the date of issuance of such Common Stock or warrant, in connection with any strategic investor, lender, vendor, lease or similar arrangement (the primary purpose of which is not to raise equity capital), provided that the aggregate number of shares of Common Stock subject to warrants and shares of Common Stock which the Company may issue pursuant to this subclause (vii) shall not exceed 500,000 (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions);
(viii) issued or deemed issued upon conversion of the notes (the "Settlement Notes") on the terms and conditions set forth in the Memorandum of Understanding, dated October 23, 2000 (the "Memorandum of Understanding"), relating to the settlement of the class action lawsuit filed in the United States District Court for the Eastern District of Virginia, captioned In re
                                                                      -----
MicroStrategy Inc. Securities Litigation, Civil Action No. 00-473-A pursuant to
----------------------------------------
the Memorandum of Understanding dated October 23, 2000 (the "Memorandum of Understanding") by lead plaintiffs Akiko Minami, Atsukuni Minami and Local 133 Pension Fund, on behalf of themselves and the Certified Class and Settlement Subclass (as defined in such Memorandum of Understanding) and defendants the Company, Michael J. Saylor, Sanju K. Bansal, Mark S. Lynch, Stephen S. Trundle, Ralph S. Terkowitz and Frank A. Ingari; and (ix) issued or deemed issued (including by way of the issuance of Convertible Securities or Options), other than as set forth in clauses (i) through (viii) above, provided that (A) the amount of securities issued does not exceed (1) $25,000,000, if issued or deemed issued on or prior to June 18, 2001 or (2) $20,000,000, if issued or deemed issued during the period beginning on and including June 19, 2001 and ending on and including December 31, 2001, (B) the proceeds from such issuance are first used to redeem or repay Preferred Shares, to the extent Preferred Shares are then outstanding, on or prior to the date which is 180 days after the Issuance Date, and, after the date which is 180 days after the Issuance Date, and provided that the Company complies with its obligations under Section 7, then subject to the holders of such Preferred Shares delivering a Notice of Holder Proceeds Redemption (as defined in Section 7) in accordance with Section 7 the proceeds of such issuance are first used to redeem the Preferred Shares for which a Notice of Holder Proceeds Redemption has been given, (C) the number of shares of Common Stock issued or deemed issued in such issuance is a fixed number of shares and (D) the price per share at which such shares of Common Stock are issued or deemed issued is not a Variable Price (as defined in Section 2(f)(iii)(A))) for a consideration per share less than a price (the "Applicable Price") equal to the Conversion Price in effect immediately prior to such time, then immediately after such issue or sale, the Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Conversion Price in effect immediately prior to such issue or sale and (y) the quotient of (1) the sum of
(I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale and (II) the consideration, if any, received by the Company upon such issue or sale, divided by (2) the product of (I) the Applicable Price multiplied by (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; provided, however, that the Conversion Price shall not be reduced pursuant to this Section 2(f)(i) at any time that the amount of such reduction would be an amount less than 2% of the Conversion Price immediately preceding such reduction, but any such amount shall be carried forward and a reduction in the Conversion Price pursuant to this Section 2(f)(i) shall be made with respect to such amount at the earlier of (a) such time as all such amounts which have been carried forward pursuant to this proviso aggregate 2% or more of the Conversion Price then in effect and (b) the next reduction of the Conversion Price pursuant to this Section 2(f)(i). For purposes of determining the adjusted Conversion Price under this Section 2(f)(i), the following shall be applicable:

                    (A)  Issuance of Options. If the Company in any manner
                         -------------------
grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(f)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

                    (B)  Issuance of Convertible Securities. If the Company in
                         ----------------------------------
any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such

Convertible Securities for such price per share. For the purposes of this
Section 2(f)(i)(B), the "lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security, excluding for purposes of such determination any price per share which is based on the market price of the Common Stock at any time after the third anniversary of the Issuance Date. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this
Section 2(f)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                    (C)  Change in Option Price or Rate of Conversion. If the
                         --------------------------------------------
purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(f)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Preferred Shares are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

                    (D)  Calculation of Consideration Received. In case any
                         -------------------------------------
Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor, less expenses in excess of 5% of the gross amount received. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the 10 consecutive trading days ending on the date of receipt of such securities. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company from a list of approved appraisers agreed to by the Company and the holders of the Preferred Shares on or prior to the Issuance Date. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

                    (E)  Record Date. If the Company takes a record of the
                         -----------
holders of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

             (ii)   Adjustment of Conversion Price upon Subdivision or
                    --------------------------------------------------
Combination of Common Stock. If the Company at any time subdivides (by any stock
---------------------------
split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

             (iii)  Holder's Right of Alternative Conversion Price Following
                    --------------------------------------------------------
Issuance of Convertible Securities; Settlement Note Conversions. (A) If the
---------------------------------------------------------------
Company in any manner issued or issues or sold or sells any Options or Convertible Securities after June 19, 2000 that are convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to a fixed price (each of the formulations for such variable price being herein referred to as, the "Variable Price"), the Company shall provide written notice thereof via facsimile and overnight courier to each holder of Preferred Shares ("Variable Notice") on the date of issuance of such Convertible Securities or Options. From and after the date the Company issues any such Convertible Securities or Options with a Variable Price, a holder of Preferred Shares shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of any Preferred Shares by designating in the Conversion Notice delivered upon conversion of such Preferred Shares that solely for purposes of such conversion the holder is relying on the Variable Price rather than the Conversion Price then in effect. A holder's election to rely on a Variable Price for a particular conversion of Preferred Shares shall not obligate the holder to rely on a Variable Price for any future conversions of Preferred Shares. Notwithstanding the foregoing, an issuance by the Company of a Convertible Security or Option will not be subject to this Section 2(f)(iii)(A) if such Convertible Security or Option is convertible into or exchangeable or exercisable for Common Stock at a fixed price which may vary with the market price of the Common Stock only after the Maturity Date and the issuance of the Settlement Notes (as defined in Section 2(f)(i)) will not be subject to this Section 2(f)(iii)(A).

                    (B) If the Company issues Common Stock upon conversion of, or in exchange for, the Settlement Notes (as defined in Section 2(f)(i)) at a price per share which is less than the Conversion Price in effect immediately prior to such time, then immediately after such issuance, the Conversion Price then in effect shall be reduced to the price per share at which such shares of Common Stock were issued, subject to further adjustment as provided in this Certificate of Designations.

             (iv)   Other Events. If any event occurs of the type contemplated
                    ------------
by the provisions of this Section 2(f) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(f).

             (v)    Notices.
                    --------

                    (A) Immediately upon any adjustment of the Conversion Price pursuant to this Section 2(f), the Company will give written notice thereof to each holder of Preferred Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

                    (B) The Company will give written notice to each holder of Preferred Shares at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change (as defined in Section 4(a)), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

                    (C) The Company will also give written notice to each holder of Preferred Shares at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

     (3)  Redemption at Option of Holders.
          -------------------------------

          (a)  Redemption Option Upon Triggering Event. In addition to all other
               ---------------------------------------
rights of the holders of Preferred Shares contained herein, after a Triggering Event (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) 125% of the Conversion Amount and (ii) the product of (A) the Conversion Rate in effect at such time as such holder delivers a Notice of Redemption at Option of Buyer (as defined below) and (B) the Closing Sale Price of the Common Stock on the trading day immediately preceding such Triggering Event on which the Principal Market is open for trading or if no Closing Sale Price is reported by the Principal Market on such trading day, then the most recently reported Closing Sale Price (the "Redemption Price").

          (b)  "Triggering Event". A "Triggering Event" shall be deemed to have
               ------------------
occurred at such time as any of the following events:

               (i) the failure of the applicable Registration Statement to be declared effective by the Securities and Exchange Commission (the "SEC") on or prior to the date that is 335 days after the Issuance Date;

               (ii) the suspension from trading or failure of the Common Stock to be listed on the Nasdaq National Market, The New York Stock Exchange, Inc. or the Nasdaq SmallCap Market for a period of five (5) consecutive trading days or for more than an aggregate of 10 trading days in any 365-day period;

               (iii) the Company's notice or the Transfer Agent's notice, at the Company's direction, to any holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Preferred Shares into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations;

               (iv)   a Conversion Failure (as defined in Section 2(d)(v)(C));

               (v) upon the Company's receipt of a Conversion Notice after the earlier of July 31, 2001 and the next annual meeting of stockholders of the Company, the Company shall not be obligated to issue shares of Common Stock upon such Conversion due to the provisions of Section 15; or

               (vi) unless otherwise provided under Sections 3(b)(i) through 3(b)(v), above, the Company breaches any representation, warranty, covenant or other term or condition of the applicable Amended and Restated Redemption and Exchange Agreement (except for a breach of Sections 4(c) or 9(j) or the last sentence of Section 4(f) of the applicable Amended and Restated Redemption and Exchange Agreement), the applicable Amended and Restated Registration Rights Agreement (except for a breach of Sections 3(d), 3(q) or 11(i) of the applicable Amended and Restated Registration Rights Agreement), this Certificate of Designations or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the applicable Amended and Restated Redemption and Exchange Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 10 Business Days.

          (c)  Mechanics of Redemption at Option of Buyer. Within one (1)
               ------------------------------------------
Business Day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of Preferred Shares. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Preferred Shares then outstanding may require the Company to redeem up to all of such holder's Preferred Shares by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer") to the Company, which Notice of Redemption at Option of Buyer shall indicate the number of Preferred Shares that such holder is electing to redeem.

          (d)  Payment of Redemption Price. Upon the Company's receipt of a
               ---------------------------
Notice(s) of Redemption at Option of Buyer from any holder of Preferred Shares, the Company shall immediately notify each holder of Preferred Shares by facsimile of the Company's receipt of such notice(s). The Company shall deliver the applicable Redemption Price to a holder which delivers a Notice of Redemption at Option of Buyer within five Business Days after the Company's receipt of a Notice of Redemption at Option of Buyer; provided that, if required by Section 2(d)(viii), a holder's Preferred Stock Certificates shall have been delivered to the Transfer Agent. If the Company is unable to redeem all of the Preferred Shares submitted for redemption, the Company shall (i) redeem a pro rata amount from each holder of Preferred Shares based on the number of Preferred Shares submitted for redemption by such holder relative to the total number of Preferred Shares submitted for redemption by all holders of Preferred Shares and (ii) in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations and the Amended and Restated Redemption and Exchange Agreement, pay to each holder interest at the rate of 1.5% per month (prorated for partial months) in respect of each unredeemed Preferred Share until paid in full.

          (e)  Void Redemption.  In the event that the Company does not pay the
               ---------------
Redemption Price within the time period set forth in Section 3(d), at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, a holder of Preferred Shares shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to such holder any or all of the Preferred Shares that were submitted for redemption by such holder under this Section 3 and for which the Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice,
(i) the Notice of Redemption at Option of Buyer shall be null and void with respect to those Preferred Shares subject to the Void Optional Redemption Notice, (ii) the Company shall immediately return any Preferred Shares subject to the Void Optional Redemption Notice, and (iii) the Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the Notice of Redemption at Option of Buyer is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company.

          (f)  Disputes; Miscellaneous.  In the event of a dispute as to the
               -----------------------
determination of the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(d)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Rate". A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 3 of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Preferred Shares a Preferred Stock Certificate representing the remaining Preferred Shares which have not been redeemed, if necessary.

          (g)  Registration Failure Conversion Price Reset and Redemption.
               ----------------------------------------------------------

               (i) In addition to any other adjustment to the Conversion Price provided for in this Certificate of Designations, in the event that the applicable Registration Statement has not been declared effective by the SEC on or prior to the date that is 180 days after the Issuance Date and the Market Price of the Common Stock on the date which is 11 trading days after such 180th day (such 11th trading day is referred to herein as the "First Registration Adjustment Date") is less than the Conversion Price in effect immediately prior to such First Registration Adjustment Date, then from and after such First Registration Adjustment Date the Conversion Price shall be equal to the Market Price of the Common Stock on such First Registration Adjustment Date, subject to further adjustment as provided in this Certificate of Designations. In the event that the applicable Registration Statement has not been declared effective by the SEC on or prior to the last day of any succeeding 90-day period after the date that is 180 days after the Issuance Date and the Market Price of the Common Stock on the date which is exactly 11 trading days after the last day of any succeeding 90-day period after such 180th day (each, such 11th trading day is referred to herein as an "Additional Registration Adjustment Date") is less than the Conversion Price in effect immediately prior to such

Additional Registration Adjustment Date, then from and after such Additional Registration Adjustment Date the Conversion Price shall be equal to the Market Price of the Common Stock on such Additional Registration Adjustment Date, subject to further adjustment as provided in this Certificate of Designations.

               (ii) In addition to any other adjustment to the Conversion Price provided for in this Certificate of Designations, in the event that a Registration Failure (as defined below) occurs and the Market Price of the Common Stock on the date which is 11 trading days after the first date of the occurrence of such Registration Failure (such 11/th/ trading day is referred to herein as the "First Registration Failure Adjustment Date") is less than the Conversion Price in effect immediately prior to such First Registration Failure Adjustment Date, then from and after such First Registration Failure Adjustment Date the Conversion Price shall be equal to the Market Price of the Common Stock on such First Registration Failure Adjustment Date, subject to further adjustment as provided in this Certificate of Designations. In the event that a Registration Failure continues on the last day of any succeeding 90-day period after the first day of such Registration Failure and the Market Price of the Common Stock on the date which is exactly 11 trading days after the last day of any succeeding 90-day period after the first date of such Registration Failure (each such 11/th/ trading day is referred to herein as an "Additional Registration Failure Adjustment Date") is less than the Conversion Price in effect immediately prior to such Additional Registration Failure Adjustment Date, then from and after such Additional Registration Failure Adjustment Date the Conversion Price shall be equal to the Market Price of the Common Stock on such Additional Registration Failure Adjustment Date, subject to further adjustment as provided in this Certificate of Designations. A "Registration Failure" means while the Registration Statement is required to be maintained effective pursuant to the terms of the applicable Amended and Restated Registration Rights Agreement, except for days during any Allowable Grace Period, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Preferred Shares for sale of all of the Registrable Securities in accordance with the terms of the Amended and Restated Registration Rights Agreement, and such lapse or unavailability continues for a period of 10 consecutive trading days or for more than an aggregate of 20 trading days in any 365-day period (other than days during an Allowable Grace Period).

               (iii) Upon each Additional Registration Failure Adjustment Date on which a Registration Failure is continuing, each holder of Preferred Shares shall have the option to elect to adjust the Conversion Price pursuant to
Section 3(g)(ii) or to require the Company to redeem all or a portion of such holder's Preferred Shares as if a Triggering Event described in Section 3(b) had occurred on such Additional Registration Failure Adjustment Date. Each holder of Preferred Shares shall be deemed to have elected to have the Conversion Price adjusted pursuant to the terms of Section 2(g)(ii) unless within one (1) Business Day after the applicable Additional Registration Failure Adjustment Date such holder delivers written notice to the Company stating that such holder elects to require the Company to redeem some or all of such holders Preferred Shares in compliance and pursuant to the provisions of this Section 3. If a holder of Preferred Shares elects to require the Company to redeem some but not all of such holders outstanding Preferred Shares, those Preferred Shares which such holder has not elected to redeem shall be subject to the adjustment to the Conversion Price provided for in Section 2(g)(ii), subject to further adjustment as provided in this Certificate of Designations.

     (4)  Other Rights of Holders.
          -----------------------

          (a)  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance reasonably satisfactory to the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding) to deliver to each holder of Preferred Shares in exchange for such shares, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Shares, including, without limitation, having a stated value and liquidation preference equal to the Stated Value and the Liquidation Preference of the Preferred Shares held by such holder, and reasonably satisfactory to the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding) to insure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Preferred Shares as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares).

          (b)  Optional Redemption Upon Change of Control. In addition to the
               ------------------------------------------
rights of the holders of Preferred Shares under Section 4(a), upon a Change of Control (as defined below) of the Company each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to 125% of the Conversion Amount ("Change of Control Redemption Price"). No sooner than 20 Business Days nor later than 10 Business Days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Change of Control") to each holder of Preferred Shares. At any time during the period beginning after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least 10 Business Days prior to a Change of Control, at any time on or after the date which is 10 Business Days prior to a Change of Control) and ending on the date of such Change of Control, any holder of the Preferred Shares then outstanding may require the Company to redeem all or a portion of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier (a "Notice of Redemption Upon Change of Control") to the Company, which Notice of Redemption Upon Change of Control shall indicate (i) the number of Preferred Shares that such holder is submitting for redemption, and (ii) the applicable Change of Control Redemption Price, as calculated pursuant to this Section 4(b). Upon the Company's receipt of a Notice(s) of Redemption Upon Change of Control from any holder of Preferred Shares, the Company shall promptly, but in no event later than one (1) Business Day following such receipt, notify each holder of Preferred Shares by facsimile of the Company's receipt of such Notice(s) of Redemption Upon Change of Control. The Company shall deliver the applicable Change of Control Redemption Price simultaneously with the consummation of the Change of Control; provided that, if required by Section 2(d)(viii), a holder's Preferred Stock Certificates shall have been so delivered to the Company. Payments provided for in this Section 4(b) shall have priority to payments to other stockholders in connection with a Change of Control, subject to payment to such stockholders solely in their capacities as creditors of the Company. For purposes of this Section 4(b), "Change of Control" means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale or transfer of all or substantially all of the Company's assets, or (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the aggregate voting power of the outstanding Common Stock and the Company's outstanding Class B common stock considered as a single class.

          (c)  Purchase Rights. If at any time the Company grants, issues or
               ---------------
sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holders of Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares and assuming for purposes of this determination that the holder of such Preferred Shares has the right to convert such Preferred Shares during the 180 days following the Issuance Date at a Conversion Price equal to $3.50 (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions after the Issuance Date) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     (5)  Limitation on Beneficial Ownership. The Company shall not effect and
          ----------------------------------
shall have no obligation to effect any conversion of Preferred Shares, and no holder of Preferred Shares shall have the right to convert any Preferred Shares, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person's affiliates) would have acquired, through conversion of Preferred Shares or otherwise, beneficial ownership of a number of shares of Common Stock during the 60-day period ending on and including the Conversion Date of such conversion (the "60 Day Period"), that, when added to the number of shares of Common Stock beneficially owned by such Person (together with such Person's affiliates) at the beginning of the 60 Day Period, exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Person or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 5, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be,
(2) a more recent public announcement by the Company, or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to conversions of Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

          (6)  Holder Elective Redemption. At any time after the date which is
               --------------------------
395 days after the Issuance Date, any holder of Preferred Shares shall have the right, in its sole discretion and on one or more occasions, to require that the Company redeem some or all of such holder's Preferred Shares (a "Holder Elective Redemption") on the Holder Elective Redemption Date (as defined below), for an amount in cash per each Preferred Share equal to the sum of (a) $12,000, plus
(b) the Additional Amount (collectively, the "Holder Elective Redemption Price"). A holder of Preferred Shares may exercise its right to Holder Elective Redemption by providing the Company written notice ("Holder Elective Redemption Notice") at least 15 Business Days prior to the date selected by such holder for the Holder Elective Redemption (the "Holder Elective Redemption Date"). The Holder Elective Redemption Notice (i) shall set forth the Holder Elective Redemption Date and (ii) shall state the number of Preferred Shares which such holder has elected to have redeemed pursuant to a Holder Elective Redemption (the "Holder Elective Redemption Shares"). If a holder of Preferred Shares delivers a Holder Elective Redemption Notice in accordance with this Section 6, then (unless a Loan Default has occurred and is continuing on the Holder Elective Redemption Date or would result from the Company's payment of such Holder Elective Redemption Price, and the Company has delivered written notice of such Loan Default or resulting Loan Default to such holder after the Company's receipt of such Holder Elective Redemption Notice and before the Holder Elective Redemption Date (an "Elective Default Notice")) the Holder Elective Redemption Shares, if any, which remain outstanding on the applicable Holder Elective Redemption Date shall be redeemed by the Company on such Holder Elective Redemption Date, and the Company shall pay to the holder of such Holder Elective Redemption Shares on the Holder Elective Redemption Date, by wire transfer of immediately available funds, an amount equal to the Holder Elective Redemption Price with respect to such Holder Elective Redemption Shares. If the Company fails to redeem any Holder Elective Redemption Shares which is outstanding on the applicable Holder Elective Redemption Date by payment to such holder of the applicable Holder Elective Redemption Price or the Company has delivered an Elective Default Notice in accordance with this Section 6, then in addition to any remedy such holder may have under this Certificate of Designations, the Amended and Restated Redemption and Exchange Agreement and the Amended and Restated Registration Rights Agreement, the Holder Elective Redemption Price payable in respect of such unredeemed Holder Elective Redemption Shares shall bear interest at the rate of 1.5% per month, prorated for partial months, until paid in full. At any time after the Holder Elective Redemption Date and until the Holder Elective Redemption Price is paid in full (including in situations where the Company has delivered an Elective Default Notice), the holder of such Holder Elective Redemption Shares shall have the option to, in lieu of redemption, require the Company to promptly return to the Holder any or all of the Preferred Shares submitted for redemption by such holder under this Section 6 and for which the Holder Elective Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Elective Redemption Notice"). Upon the Company's receipt of such Void Elective Redemption Notice,
(i) the Holder Elective Redemption Notice shall be null and void with respect to the Holder Elective Redemption Shares subject to the Void Elective Redemption Notice, (ii) the Company shall immediately return the Preferred Shares subject to the Void

Elective Redemption Notice, and (iii) the Conversion Price of such Preferred Shares subject to such Void Elective Redemption Notice shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Elective Redemption Notice is delivered to the Company and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the Holder Elective Redemption Notice is delivered to the Company and ending on the date on which the Void Elective Redemption Notice is delivered to the Company. Notwithstanding anything to the contrary in this Section 6, but subject to Section 5 and Section 15, until the Holder Elective Redemption Price (together with any interest thereon) is paid in full, the Holder Elective Redemption Shares (together with any interest thereon) may be converted by such holder into shares of Common Stock pursuant to Section 2(b).

          (7)  Holder Proceeds Redemption. Upon the Company's receipt of
               --------------------------
Proceeds (as defined below) at any time after the Issuance Date, a holder of Preferred Shares shall have the right, in its sole discretion and on one or more occasions, to require that the Company redeem some or all of such holder's Preferred Shares up to the number of shares representing Conversion Amounts with a Holder Proceeds Redemption Price (as defined below) equal to the Holder's Pro Rata Redemption Amount (as defined in Section 8) of the Proceeds, the receipt of which resulted in the redemption right set forth in this Section 7 (a "Holder Proceeds Redemption") on the Holder Proceeds Redemption Date (as defined below), for an amount in cash equal to the sum of (a) the product of (i) the Redemption Percentage as of the Holder Proceeds Redemption Date (as defined below) and (ii) $10,000, plus (b) the Additional Amount as of the Holder Proceeds Redemption Date, relating to the Preferred Shares being redeemed ("Holder Proceeds Redemption Price"). Within one (1) Business Day after the Company's receipt of Proceeds, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Proceeds Event") to each holder of Preferred Shares. Prior to or concurrent with the Company's delivery of a Notice of Proceeds Event, the Company must publicly disclose that it has received the Proceeds with respect to which the Notice of Proceeds Event was delivered. At any time after the earlier of a holder of Preferred Shares becoming aware of the Company's receipt of proceeds and such holder's receipt of the Notice of Proceeds Event, such holder may require the Company to redeem some or all of such holder's Preferred Shares up to the number of shares representing Conversion Amounts with a Holder Proceeds Redemption Price equal to the Holder's Pro Rata Redemption Amount of the Proceeds by delivering written notice thereof via facsimile and overnight courier to the Company ("Holder Proceeds Redemption Notice") at least three (3) Business Days prior to the date selected by the such holder for the Holder Proceeds Redemption (the "Holder Proceeds Redemption Date"); provided that a holder shall not be entitled to deliver a Holder Proceeds Redemption Notice with respect to certain Proceeds after the date which is five (5) Business Days after the date such holder receives the Notice of Proceeds Event from the Company with respect to such Proceeds. The Holder Proceeds Redemption Notice (i) shall set forth the Holder Proceeds Redemption Date and (ii) shall state the number of Preferred Shares (and the Conversion Amount represented by such Preferred Shares) such holder has elected to have redeemed pursuant to a Holder Proceeds Redemption (which number of Preferred Shares shall not represent Conversion Amounts with a Holder Proceeds Redemption Price which would exceed the Holder's Pro Rata Redemption Amount of the Proceeds) (the "Holder Proceeds Redemption Shares"). If a holder delivers a Holder Proceeds Redemption Notice in accordance with this Section 7, then (unless a Loan Default has occurred and is continuing on the Holder Proceeds Redemption Date or would result from the Company's payment of such Holder Proceeds Redemption Price, and the Company has delivered written notice of such Loan Default or resulting Loan Default to such holder after the Company's receipt of such Holder Proceeds Redemption Notice and before the Holder Proceeds Redemption Date (a "Proceeds Default Notice")) the Holder Proceeds Redemption Shares, if any, which remain outstanding on the applicable Holder Proceeds Redemption Date shall be redeemed by the Company on such Holder Proceeds Redemption Date, and the Company shall pay to such holder on the Holder Proceeds Redemption Date, by wire transfer of immediately available funds, an amount equal to the Holder Proceeds Redemption Price with respect to such Holder Proceeds Redemption Shares. If the Company fails to redeem any Holder Proceeds Redemption Shares which are outstanding on the applicable Holder Proceeds Redemption Date by payment to the holder thereof of the applicable Holder Proceeds Redemption Price or the Company has delivered a Proceeds Default Notice in accordance with this Section 7, then in addition to any remedy such holder may have under this Certificate of Designations, the Amended and Restated Redemption and Exchange Agreement and the Amended and Restated Registration Rights Agreement, the Holder Proceeds Redemption Price payable in respect of such unredeemed Holder Proceeds Redemption Amount shall bear interest at the rate of 1.5% per month, prorated for partial months, until paid in full. At any time after the Holder Proceeds Redemption Date and until the Holder Proceeds Redemption Price is paid in full (including in situations where the Company has delivered a Proceeds Default Notice), such holder shall have the option to, in lieu of redemption, require the Company to promptly return to such holder any or all of the such holder's Holder Proceeds Redemption Shares submitted for redemption by such holder under this Section 7 and for which the Holder Proceeds Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Proceeds Redemption Notice"). Upon the Company's receipt of such Void Proceeds Redemption Notice, (i) the Holder Proceeds Redemption Notice shall be null and void with respect to the Holder Proceeds Redemption Shares subject to the Void Proceeds Redemption Notice, (ii) the Company shall immediately return the Holder Proceeds Redemption Shares subject to the Void Proceeds Redemption Notice, and (iii) the Conversion Price of such Holder Proceeds Redemption Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Proceeds Redemption Notice is delivered to the Company and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the Holder Proceeds Redemption Notice is delivered to the Company and ending on the date on which the Void Proceeds Redemption Notice is delivered to the Company. Notwithstanding anything to the contrary in this Section 7, but subject to Section 5 and Section 15, until the Holder Proceeds Redemption Price (together with any interest thereon) is paid in full, the Holder Proceeds Redemption Shares (together with any interest thereon) may be converted by such holder into shares of Common Stock pursuant to Section 2(b). For purposes of this Section 7, "Proceeds" means
(a) money received by the Company, or its designee, from the sale or issuance (or multiple sales or issuances) of any debt or equity security (other than pursuant to the exercise of Options which were outstanding as of the Issuance Date or which are issued by the Company pursuant to an Approved Stock Plan) by the Company or any of its subsidiaries (other than Strategy.com) with proceeds to the Company or any of its subsidiaries (other than Strategy.com) in excess of, either individually or in the aggregate from multiple sales or issuances, $500,000, (b) money received by the Company, or its designee, from the sale (or multiple sales) of assets by the Company or any of its subsidiaries, which amount of money exceeds, either individually or in the aggregate from multiple sales, $500,000 and (c) any cash available for distribution from an entity acquired by the Company, including, without limitation, the acquisition by the Company, including by way or merger or consolidation, of businesses or their tangible or intangible assets in which at least $500,000 of cash or cash equivalents is included in the assets acquired, (d) the Company's purchase of the remaining shares of Strategy.com which were not previously owned by the Company, in which case the "Proceeds" will be deemed to be equal to the aggregate Holder Proceeds Redemption Price of all the Preferred Shares then outstanding, and (e) the elimination, in whole or in part, of Strategy.com's restrictions on use of cash and/or on the Company's restrictions on the use of cash held by Strategy.com or held by the Company that is designated for use by or for the benefit of Strategy.com and the elimination or waiver of the liquidation preference of the series A preferred stock of Strategy.com, in which case the "Proceeds" will be deemed to be equal to the aggregate Holder Proceeds Redemption Price of all the Preferred Shares then outstanding. For example, and without limitation, if the Company were able to, or did, distribute, dividend or lend cash to itself from Strategy.com, then such cash would be deemed Proceeds sufficient to support the redemption of the outstanding Preferred Shares pursuant to this Section 7.

          (8)  Redemption at the Company's Election. At any time or times during
               ------------------------------------
the period beginning on the Issuance Date and ending on and including the date which is 180 days after the Issuance Date, the Company shall have the right, in its sole discretion, to require that some or all of the outstanding Preferred Shares be redeemed ("Redemption at Company's Election") for consideration per Preferred Share equal to the sum of (a) the product of (i) the Redemption Percentage as of the Company's Election Redemption Date (as defined below) and
(ii) $10,000, plus (b) the Additional Amount as of the Company's Election Redemption Date, relating to the Preferred Shares which the Company has elected to redeem pursuant to this Section 8 (the "Company's Election Redemption Price"). The Company shall exercise its right to Redemption at Company's Election by providing each holder of Preferred Shares written notice ("Notice of Redemption at Company's Election") at least 15 Business Days prior to the date of consummation of such redemption ("Company's Election Redemption Date"). If the Company elects to require redemption of some, but not all, of the Preferred Shares then outstanding, the Company shall require redemption of the pro rata amount from each holder of Preferred Shares based on the Preferred Shares acquired by such holder relative to the aggregate number of Preferred Shares acquired on the Issuance Date (such amount with respect to each holder of Preferred Shares being referred to herein as its "Pro Rata Redemption Amount"). The Notice of Redemption at Company's Election shall indicate (x) the number of each holder's Preferred Shares the Company has elected to redeem (the "Company's Election Redemption Shares"), (y) the Company's Election Redemption Date, which date shall not be after the date which is 180 days after the Issuance Date, and
(z) each

Holder's Pro Rata Redemption Amount. If the Company has exercised its right of Redemption at Company's Election and the conditions of this Section 8 have been satisfied, then the Holder's Pro Rata Redemption Amount of each holder of Preferred Shares outstanding on the Company's Election Redemption Date shall be redeemed as of the Company's Election Redemption Date by payment by the Company to each holder of Preferred Shares of the Company's Election Redemption Price for the Preferred Shares being redeemed. If required by Section 2(d)(viii), each holder shall thereupon surrender certificates representing the Preferred Shares redeemed to the Company. If the Company fails to pay the full Company's Election Redemption Price on the Company's Election Redemption Date for each Preferred Share selected by the Company for redemption pursuant to this Section 8, then, at any time thereafter and until the Company pays such unpaid applicable Company's Election Redemption Price in full, a holder of such Preferred Shares shall have the option (the "Void Company Redemption Option") to, in lieu of redemption, require the Company to promptly return to such holder any or all of such Preferred Shares that were submitted for redemption by the Holder under this Section 8 and for which the Company's Election Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Company Redemption Notice"). Upon the Company's receipt of such Void Company Redemption Notice, (i) the Notice of Redemption at Company's Election shall be null and void with respect to the Company's Election Redemption Shares subject to the Void Company Redemption Notice and such holder shall be entitled to all of the rights under this Certificate of Designations and (ii) the Company shall immediately return the Preferred Shares subject to the Void Company Redemption Notice. If the Company fails to timely pay any Company's Election Redemption Price in accordance with this Section 8, then the Company shall not be permitted to submit another Notice of Redemption at Company's Election without the prior written consent of the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding.

          (9)  Reservation of Shares. The Company shall, so long as any of the
               ---------------------
Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 125% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible (without regard to any limitations on conversions). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Preferred Shares based on the number of Preferred Shares held by each holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such holders.

          (10) Voting Rights. Holders of Preferred Shares shall have no
               -------------
voting rights, except as required by law, including but not limited to the Delaware General Corporation Law, and as expressly provided in this Certificate of Designations.

          (11) Liquidation, Dissolution, Winding-Up. In the event of any
               ------------------------------------
voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the sum of (i) the Stated Value and (ii) the Additional Amount for such Preferred Share; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares (including the Series A Preferred Shares outstanding on the Issuance Date, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares) as to payments of Liquidation Funds (the "Pari Passu Shares"), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

          (12) Preferred Rank. All shares of Common Stock shall be of
               --------------
junior rank to all Preferred Shares with respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. The Preferred Shares shall rank pari passu with the Series A Preferred Shares outstanding on the Issuance Date, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares in respect the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or make any amendment to the

Company's Certificate of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Secretary of State of the State of Delaware or enter into any agreement containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

     (13)  Participation. Subject to the rights of the holders, if any, of the
           -------------
Pari Passu Shares, the holders of the Preferred Shares shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere and assuming for purposes of this determination that the holder of such Preferred Shares has the right to convert such Preferred Shares during the 180 days following the Issuance Date at a Conversion Price equal to $3.50 (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions after the Issuance
Date)) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

     (14)  Restriction on Redemption and Cash Dividends. On any date on or prior
           --------------------------------------------
to June 19, 2001, unless all of the Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its capital stock (other than the Preferred Shares and the Series A Preferred Shares outstanding on the Issuance Date, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares and other than the redemption or repurchase by the Company of shares of Common Stock upon the termination of an employee's employment with the Company pursuant to the terms of written employment agreements entered into after the Issuance Date whereby such employee purchased such shares at a price which was paid to the Company after the Issuance Date or award made after the Issuance Date under any employee equity incentive plan adopted by a majority of the members of the Company's Board of Directors, and which initial purchase price is greater than or equal to the redemption or repurchase price paid to such employee) without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares. On any date after June 19, 2001, unless all of the Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its capital stock (other than the Preferred Shares, the Series A Preferred Shares outstanding on the Issuance Date, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares and other than the redemption or repurchase by the Company of shares of Common Stock) without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares.

     (15)  Limitation on Number of Conversion Shares. Notwithstanding anything
           -----------------------------------------
to the contrary contained herein, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Preferred Shares if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Preferred Shares without breaching the Company's obligations under the rules or regulations of the Principal Market, or the market or exchange where the Common Stock is then traded (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market (or any successor rule or regulation) for issuances of Common Stock in excess of such amount, or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding. Until such approval or written opinion is obtained, no purchaser of Preferred Shares pursuant to an Amended and Restated Redemption and Exchange Agreement (the "Purchasers") shall be issued, upon conversion of Preferred Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Series A Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement (as defined in the Amended and Restated Redemption and Exchange Agreement) and the denominator of which is the aggregate amount of all the Series A Preferred Shares issued pursuant to the Securities Purchase Agreement (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of Preferred Shares shall convert all of such holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such holder.

     (16)  Vote to Change the Terms of or Issue Additional Preferred Shares;
           -----------------------------------------------------------------
Waiver. The affirmative vote at a meeting duly called for such purpose or the
------
written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, shall be required for (a) any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares or (b) the issuance of Preferred Shares other than on the Issuance Date pursuant to an Amended and Restated Redemption and Exchange Agreement which has substantially the same terms as the Amended and Restated Redemption and Exchange Agreement pursuant to which the other Preferred Shares were issued on the Issuance Date (as determined in the sole discretion of the holders of the Preferred Shares representing at least two-thirds (2/3) of the other Preferred Shares issued on the Issuance
Date). Any of the terms, conditions, requirements or obligations set forth in this Certificate of Designations may be waived by the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares.

     (17)  Lost or Stolen Certificates. Upon receipt by the Company of evidence
           ---------------------------
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

     (18)  Remedies, Characterizations, Other Obligations, Breaches and
           ------------------------------------------------------------
Injunctive Relief. The remedies provided in this Certificate of Designations
-----------------
shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     (19)  Specific Shall Not Limit General; Construction. No specific provision
           ----------------------------------------------
contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Buyers and shall not be construed against any person as the drafter hereof.

     (20)  Failure or Indulgence Not Waiver. No failure or delay on the part of
           --------------------------------
a holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     (21)  Notice. Whenever notice is required to be given under this
           ------
Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the applicable Amended and Restated Redemption and Exchange Agreement.

     (22)  Transfer of Preferred Shares. A holder of Preferred Shares may assign
           ----------------------------
some or all of its rights hereunder or the Preferred Shares held by such holder without the consent of the Company.

                                   * * * * *

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Eric F. Brown, its President and Chief Financial Officer, as of the 14/th/ day of June, 2001.

                                      MICROSTRATEGY INCORPORATED


                                      By: /s/ Eric F. Brown
                                         ---------------------------------------
                                      Name: Eric F. Brown
                                      Its: President and Chief Financial Officer

                                   EXHIBIT I

                          MICROSTRATEGY INCORPORATED
                               CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of MicroStrategy Incorporated for its Series E Convertible Preferred Stock (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series E Convertible Preferred Stock, par value $0.001 per share (the "Preferred Shares"), of MicroStrategy Incorporated, a Delaware corporation (the "Company"), indicated below into shares of Class A Common Stock, par value $0.001 per share (the "Common Stock"), of the Company, as of the date specified below.

     Date of Conversion:____

     Number of Preferred Shares to be converted:___

     Stock certificate no(s). of Preferred Shares to be converted:___

Please confirm the following information:

     Conversion Price:____

     Number of shares of Common Stock to be issued:  ____

     Is the Variable Price being relied on pursuant to Section 2(f)(iii)(A) of the Certificate of Designations? (check one) YES ____ No ____

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

     Issue to:___________________________
              ___________________________

     Facsimile Number:___________________

     Authorization:______________________
                   By:___________________
                   Title:________________

     Dated:______________________________

     Account Number (if electronic book entry transfer):________________

     Transaction Code Number (if electronic book entry transfer):_________ [NOTE TO HOLDER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

                                 ACKNOWLEDGMENT
                                 --------------

     The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________ __, 2001 from the Company and acknowledged and agreed to by [TRANSFER AGENT].


                                      MICROSTRATEGY INCORPORATED


                                      By:_________________________________
                                      Name:___________________________________
                                      Title:__________________________________